Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-140238) and (No. 333-104105) on Form S-8 and Registration Statements (No. 333-146691, 333-138405) on Form S-3 of Senesco Technologies, Inc. and Subsidiary of our report dated September 26, 2008 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Senesco Technologies, Inc. and Subsidiary for the year ended June 30, 2008.

/s/ MCGLADREY & PULLEN, LLP

New York, New York

September 26, 2008